EXHIBIT 99.1

Steelcase to Acquire Smith System, Industry Leader in preK-12 Education Market

GRAND RAPIDS, Mich., June 08, 2018 (GLOBE NEWSWIRE) -- Steelcase Inc. (NYSE:SCS) today announced that it has signed a definitive agreement to acquire Smith System Manufacturing Company, a Texas-based manufacturer of high quality furniture for the preK-12 education market designed to inspire better learning and improve outcomes for students.

The acquisition is expected to advance Steelcase’s growth strategy to offer a broad range of innovative solutions to customers in the education, healthcare, and office markets.

“As education markets continue to grow, the combination of Steelcase and Smith System will create incredible value for our customers,” said Allan Smith, Vice President of Global Marketing at Steelcase.  “Together, we can help schools create outstanding learning environments where students thrive, such as collaboration spaces, makerspaces and tech labs.”

Smith noted that Steelcase sees the opportunity to double Smith System’s business within five years by expanding sales in North America through the Steelcase dealer network, as well as bringing Smith System’s products to corporate customers and global markets.

Founded in 1905, Smith System makes educational environments more healthy, comfortable and inspiring for students and educators.  Smith System will operate as an independent subsidiary under its own brand, and will continue to support its strong network of existing dealers as well as extending its reach through authorized Steelcase dealers.

“We believe that joining forces with Steelcase offers us a path to accelerate long-term growth, while maintaining the agility that has made us successful,” said Molly Parnell, Vice President of Sales at Smith System. “Steelcase and Smith System have complementary offerings and we look forward to growing our business together in preK-12, higher education, and corporate learning environments around the globe.”

Additional details regarding the transaction and Smith System can be found in the Form 8-K filed today by Steelcase with the Securities and Exchange Commission, accessible at www.sec.gov.

FORWARD-LOOKING STATEMENTS
From time to time, in written and oral statements, Steelcase discusses its expectations regarding future events and its plans and objectives for future operations. These forward-looking statements discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to Steelcase, based on current beliefs of management as well as assumptions made by, and information currently available to, Steelcase. Forward-looking statements generally are accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. Although Steelcase believes these forward-looking statements are reasonable, they are based upon a number of assumptions concerning future conditions, any or all of which may ultimately prove to be inaccurate.

Forward-looking statements involve a number of risks and uncertainties that could cause actual results to vary from Steelcase’s expectations because of factors such as, but not limited to, competitive and general economic conditions domestically and internationally; acts of terrorism, war, governmental action, natural disasters and other Force Majeure events; changes in the legal and regulatory environment; changes in raw materials and commodity costs; currency fluctuations; changes in customer demand; and the other risks and contingencies detailed in Steelcase’s most recent Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. Steelcase undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

About Steelcase Inc.
For over 105 years, Steelcase Inc. has helped create great experiences for the world's leading organizations, across industries. We demonstrate this through our family of brands - including Steelcase®, Coalesse®, Designtex®, PolyVision®, Turnstone® and AMQ™. Together, they offer a comprehensive portfolio of architecture, furniture and technology products and services designed to unlock human promise and support social, economic and environmental sustainability. We are globally accessible through a network of channels, including over 800 Steelcase dealer locations. Steelcase is a global, industry-leading and publicly traded company with fiscal 2018 revenue of $3.1 billion.

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